Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
- Delivers Strong Leasing, Rent Growth and Reinvestment Returns -

NEW YORK, FEBRUARY 10, 2020 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2019. For the three months ended December 31, 2019 and 2018, net income was $0.21 per diluted share and $0.26 per diluted share, respectively and for the twelve months ended December 31, 2019 and 2018, net income was $0.92 per diluted share and $1.21 per diluted share, respectively.

Key highlights for the three months ended December 31, 2019 include:

•	Executed 2.7 million square feet of total leasing volume, including options, with rent spreads on comparable space of 10.9%

•
Executed 1.7 million square feet of new and renewal leases, with rent spreads on comparable space of 12.9%, including 0.9 million square feet of new leases, with rent spreads on comparable space of 33.3%

•	Grew total leased occupancy to 92.4% and anchor leased occupancy to 95.2%

◦	Realized small shop leased occupancy of 86.2%, a 60 basis point increase sequentially

◦	Leased to billed occupancy spread of 310 basis points, representing $45.0 million of annualized base rent not yet commenced

•	Generated same property NOI growth of 5.1%, driven by a 390 basis point contribution from base rent

•
Stabilized $47.0 million of reinvestment projects at an average incremental NOI yield of 10%, with the in process reinvestment pipeline now totaling $413.0 million at an expected average incremental NOI yield of 10%,

•	Completed $51.9 million of dispositions comprised of 0.7 million square feet

Key highlights for the twelve months ended December 31, 2019 include:

•	Executed 12.8 million square feet of total leasing volume, including options, with rent spreads on comparable space of 10.9%

•
Executed 7.9 million square feet of new and renewal leases, with rent spreads on comparable space of 13.1%, including 3.5 million square feet of new leases, with rent spreads on comparable space of 31.7%

•	Generated same property NOI growth of 3.4%, driven by a 260 basis point contribution from base rent

•	Stabilized $161.9 million of reinvestment projects at an average incremental NOI yield of 10%

•	Completed $301.2 million of dispositions comprised of 3.2 million square feet

•	Completed $78.5 million of acquisitions and repurchased $14.6 million of common stock, excluding commissions

•	Issued $750.0 million of Senior Notes to extend maturity profile of debt; no remaining maturities until 2022

•	Received positive outlook on credit rating from Fitch Ratings

•	Published inaugural Corporate Responsibility Report

•	Appointed Julie Bowerman, the Chief Global Digital, Consumer and Customer Experience Officer of Kellogg Company, to the Company’s Board of Directors

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Subsequent events include:

•	Announced new share repurchase and ATM stock offering programs

•	Received positive outlook on credit rating from Moody's Investors Service

•	Provided 2020 NAREIT FFO per diluted share expectations of $1.90 - 1.97 and same property NOI growth expectations of 3.00 - 3.50%

“Our market leading leasing productivity and reinvestment execution underscore the tremendous growth in the intrinsic value of our well- located shopping center portfolio. During the year, we signed nearly eight million square feet of new and renewal leases at very healthy cash spreads, while also delivering over $160 million of accretive reinvestment projects. Looking forward to 2020, we’re excited about building on this momentum and continuing to deliver on the unique opportunities our portfolio and platform provide in this environment,” commented James Taylor, Chief Executive Officer and President.

FINANCIAL HIGHLIGHTS
Net Income

•	For the three months ended December 31, 2019 and 2018, net income was $62.1 million, or $0.21 per diluted share, and $77.6 million, or $0.26 per diluted share, respectively.

•	For the twelve months ended December 31, 2019 and 2018, net income was $274.8 million, or $0.92 per diluted share, and $366.3 million, or $1.21 per diluted share, respectively.

NAREIT FFO

•
For the three months ended December 31, 2019 and 2018, NAREIT FFO was $142.1 million, or $0.47 per diluted share, and $120.8 million, or $0.40 per diluted share, respectively. Results for the three months ended December 31, 2019 and 2018 include items that impact FFO comparability, including loss on debt extinguishment, SEC settlement and litigation and other non-routine legal expenses, of ($0.9) million, or ($0.00) per diluted share, and ($24.9) million, or ($0.08) per diluted share, respectively.

•
For the twelve months ended December 31, 2019 and 2018, NAREIT FFO was $572.9 million, or $1.91 per diluted share, and $558.3 million, or $1.85 per diluted share, respectively. Results for the twelve months ended December 31, 2019 and 2018 include items that impact FFO comparability, including loss on debt extinguishment, SEC settlement and litigation and other non-routine legal expenses, of ($3.8) million, or ($0.01) per diluted share, and ($47.1) million, or ($0.16) per diluted share, respectively.

Same Property NOI Growth

•	Same property NOI growth for the three months ended December 31, 2019 was 5.1% versus the comparable 2018 period.

◦	Same property base rent for the three months ended December 31, 2019 contributed 390 basis points to same property NOI growth.

•	Same property NOI growth for the twelve months ended December 31, 2019 was 3.4% versus the comparable 2018 period.

◦	Same property base rent for the twelve months ended December 31, 2019 contributed 260 basis points to same property NOI growth.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.285 per common share (equivalent to $1.14 per annum) for the first quarter of 2020.

•	The dividend is payable on April 15, 2020 to stockholders of record on April 6, 2020, representing an ex-dividend date of April 3, 2020.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended December 31, 2019, the Company stabilized 17 value enhancing reinvestment projects with a total aggregate net cost of approximately $47.0 million at an average incremental NOI yield of 10% and added 12 new reinvestment opportunities to its in process pipeline.  Projects added include four anchor space repositioning projects, four outparcel development projects and four redevelopment projects, with a total aggregate net estimated cost of approximately $63.1 million at an expected average incremental NOI yield of 11%.

•
At December 31, 2019, the value enhancing reinvestment in process pipeline was comprised of 55 projects with an aggregate net estimated cost of approximately $413.0 million at an expected average incremental NOI yield of 10%.  The in process pipeline includes 21 anchor space repositioning projects with an aggregate net estimated cost of approximately $91.6 million at expected incremental NOI yields of 9 to 14%; 12 outparcel development projects with an aggregate net estimated cost of approximately $25.9 million at an expected average incremental NOI yield of 11%; and 22 redevelopment projects with an aggregate net estimated cost of approximately $295.5 million at an expected average incremental NOI yield of 9%.

Dispositions

•	During the three months ended December 31, 2019, the Company generated approximately $51.9 million of gross proceeds on the disposition of six shopping centers, comprised of 0.7 million square feet.

•
During the twelve months ended December 31, 2019, the Company generated approximately $301.2 million of gross proceeds on the disposition of 24 shopping centers, as well as three partial properties, comprised of 3.2 million square feet.

Acquisitions

•
During the twelve months ended December 31, 2019, the Company acquired two shopping centers, one adjacency at an existing center and terminated a lease and acquired the associated subleases at an existing center for a combined purchase price of $78.5 million.

•
During the twelve months ended December 31, 2019, the Company repurchased 0.8 million shares of common stock under its now expired share repurchase program at an average price per share of $17.43 for a total of approximately $14.6 million, excluding commissions.

◦	As previously announced, on January 9, 2020, the Company entered into a new three-year $400 million share repurchase program.

CAPITAL STRUCTURE

•
In total during 2019, the Company issued $750 million aggregate principal amount of 4.125% Senior Notes due 2029 and utilized the net proceeds to repay indebtedness under its unsecured credit facility, including its $500.0 million Term Loan scheduled to mature in 2021.

•
As a result of capital transactions during 2019, the Company extended its weighted average maturity to 5.4 years, has no debt maturities until 2022 and has only $7.0 million outstanding under its Revolving Credit Facility.

•
As previously announced, on January 9, 2020, the Company established an “at the market” stock offering program, through which it may sell up to an aggregate of $400 million of its common stock over the next three years.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE

•	The Company expects 2020 NAREIT FFO per diluted share of $1.90 - 1.97 and same property NOI growth of 3.00 - 3.50%.

•	The following table provides a bridge from the Company’s 2019 NAREIT FFO per diluted share to the Company’s 2020 estimated NAREIT FFO per diluted share:

	Low	High
2019 NAREIT FFO per diluted share	$1.91	$1.91

Same property NOI growth	0.08	0.09
Items that impact FFO comparability [1]	0.01	0.01
NOI dilution associated with 2019 transaction activity	(0.05)	(0.05)
NOI dilution associated with 2020 transaction activity	(0.02)	0.00
Other [2]	0.00	0.02
Total	$0.02	$0.07

Non-cash GAAP rental adjustments [3]	(0.03)	(0.01)
2020E NAREIT FFO per diluted share	$1.90	$1.97

1	Includes litigation and other non-routine legal expenses and loss on extinguishment of debt, net recognized in 2019. 2020 guidance does not include any expectations of such one-time items.

2	Includes, but is not limited to, interest expense, general and administrative expense, lease termination fees and other income (expense).

3	Includes straight-line rental income, accretion of above- and below-market leases and tenant inducements, net and straight-line ground rent expense.

The following table provides a reconciliation of the range of the Company’s 2020 estimated net income attributable to common stockholders to NAREIT FFO:

(Unaudited, dollars in millions, except per share amounts)	2020E	2020E Per Diluted Share
Net income attributable to common stockholders	$236 - $257	$0.79 - $0.86
Depreciation and amortization	333	1.11
NAREIT FFO	$569 - $590	$1.90 - $1.97

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpopupshop
◦YouTube at https://www.youtube.com/user/Brixmor; and

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 11, 2020 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 25, 2020 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13696579) or via the web through February 12, 2020 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties which have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of above- and below-market leases and tenant inducements, net, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 403 retail centers comprise approximately 71 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/19	12/31/18
Assets
Real estate
Land (1)	$1,767,029	$1,804,504
Buildings and tenant improvements	7,593,444	7,535,985
Construction in progress	148,163	90,378
Lease intangibles	614,964	667,910
	10,123,600	10,098,777
Accumulated depreciation and amortization	(2,481,250)	(2,349,127)
Real estate, net	7,642,350	7,749,650
Cash and cash equivalents	19,097	41,745
Restricted cash	2,426	9,020
Marketable securities	18,054	30,243
Receivables, net	234,246	228,297
Deferred charges and prepaid expenses, net	143,973	145,662
Real estate assets held for sale	22,171	2,901
Other assets (1)	60,179	34,903
Total assets	$8,142,496	$8,242,421

Liabilities
Debt obligations, net	$4,861,185	$4,885,863
Accounts payable, accrued expenses and other liabilities (1)	537,454	520,459
Total liabilities	5,398,639	5,406,322

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,334,144 and 305,130,472 shares issued and 297,857,267 and 298,488,516
shares outstanding	2,979	2,985
Additional paid-in capital	3,230,625	3,233,329
Accumulated other comprehensive income (loss)	(9,543)	15,973
Distributions in excess of net income	(480,204)	(416,188)
Total equity	2,743,857	2,836,099
Total liabilities and equity	$8,142,496	$8,242,421

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, a right-of-use asset and lease liability were recorded and are included in Other assets and Accounts payable, accrued expenses and other liabilities, respectively. See Supplemental Disclosure for additional information.

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18

Revenues
Rental income (1)	$292,955	$297,379	$1,166,379	$1,233,068
Other revenues	194	276	1,879	1,272
Total revenues	293,149	297,655	1,168,258	1,234,340

Operating expenses
Operating costs	34,738	34,877	124,876	136,217
Real estate taxes	40,785	42,018	170,988	177,401
Depreciation and amortization	82,606	85,345	332,431	352,245
Provision for doubtful accounts	—	3,624	—	10,082
Impairment of real estate assets	6,934	9,094	24,402	53,295
General and administrative (2)	27,141	28,641	102,309	93,596
Total operating expenses	192,204	203,599	755,006	822,836

Other income (expense)
Dividends and interest	124	163	699	519
Interest expense	(46,936)	(49,290)	(189,775)	(215,025)
Gain on sale of real estate assets	8,501	50,125	54,767	209,168
Loss on extinguishment of debt, net	—	(16,914)	(1,620)	(37,096)
Other	(575)	(586)	(2,550)	(2,786)
Total other expense	(38,886)	(16,502)	(138,479)	(45,220)

Net income	$62,059	$77,554	$274,773	$366,284

Per common share:
Net income:
Basic	$0.21	$0.26	$0.92	$1.21
Diluted	$0.21	$0.26	$0.92	$1.21
Weighted average shares:
Basic	298,062	299,112	298,229	302,074
Diluted	299,367	299,438	299,334	302,339

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, Rental income includes Expense reimbursements and Percentage rents for all periods presented. Additionally, for the three and twelve months ended December 31, 2019, Rental income is presented net of Revenues deemed uncollectible. See Supplemental Disclosure for additional information.
(2) The Company capitalized $3.2 million and $11.9 million of leasing payroll and legal costs during the three and twelve months ended December 31, 2018. In connection with the Company's adoption of ASC 842 on January 1, 2019, the Company is no longer capitalizing such costs.

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18

Net income (1)	$62,059	$77,554	$274,773	$366,284
Depreciation and amortization related to real estate	81,647	84,246	328,534	347,862
Gain on sale of real estate assets	(8,501)	(50,125)	(54,767)	(209,168)
Impairment of real estate assets	6,934	9,094	24,402	53,295
NAREIT FFO	$142,139	$120,769	$572,942	$558,273

NAREIT FFO per diluted share (1)	$0.47	$0.40	$1.91	$1.85
Weighted average diluted shares outstanding	299,367	299,438	299,334	302,339

Items that impact FFO comparability
Loss on extinguishment of debt, net	$—	$(16,914)	$(1,620)	$(37,096)
SEC settlement	—	(7,000)	—	(7,000)
Litigation and other non-routine legal expenses	(848)	(851)	(2,005)	(2,506)
Transaction expenses	(96)	(173)	(223)	(467)
Total items that impact FFO comparability	$(944)	$(24,938)	$(3,848)	$(47,069)
Items that impact FFO comparability, net per share	$(0.00)	$(0.08)	$(0.01)	$(0.16)

Additional Disclosures
Straight-line rental income, net	$5,376	$3,456	$23,427	$15,352
Accretion of above- and below-market leases and tenant inducements, net	3,839	5,063	15,230	23,313
Straight-line ground rent expense (2)	(33)	(31)	(127)	(131)

Dividends declared per share	$0.285	$0.280	$1.125	$1.105
Dividends declared	$84,889	$83,577	$335,119	$332,547
Dividend payout ratio (as % of NAREIT FFO)	59.7%	69.2%	58.5%	59.6%

(1) The Company capitalized $3.2 million and $11.9 million, or $0.01 and $0.04 per diluted share, of leasing payroll and legal costs during the three and twelve months ended December 31, 2018. In connection with the Company’s adoption of ASC 842 on January 1, 2019, the Company is no longer capitalizing such costs.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/19	12/31/18	Change	12/31/19	12/31/18	Change
Same Property NOI Analysis
Number of properties	399	399	—	397	397	—
Percent billed	89.6%	88.2%	1.4%	89.6%	88.2%	1.4%
Percent leased	92.7%	91.8%	0.9%	92.7%	91.8%	0.9%

Revenues (1)
Base rent	$210,318	$202,920		$822,542	$802,411
Expense reimbursements	65,683	63,293		250,257	244,853
Revenues deemed uncollectible	(2,846)	—		(9,633)	—
Ancillary and other rental income / Other revenues	4,700	4,128		18,672	15,790
Percentage rents	1,422	976		7,388	6,118
	279,277	271,317	2.9%	1,089,226	1,069,172	1.9%
Operating expenses
Operating costs	(35,154)	(34,378)		(120,994)	(123,561)
Real estate taxes	(40,372)	(39,765)		(164,875)	(160,419)
Provision for doubtful accounts	—	(3,218)		—	(8,515)
	(75,526)	(77,361)	(2.4%)	(285,869)	(292,495)	(2.3%)
Same property NOI	$203,751	$193,956	5.1%	$803,357	$776,677	3.4%

NOI margin (1)(2)	73.0%	72.3%		73.8%	73.2%
Expense recovery ratio	87.0%	85.4%		87.5%	86.2%

Percent Contribution to Same Property NOI Growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$7,398	3.9%		$20,131	2.6%
Revenues deemed uncollectible / Provision for doubtful accounts	372	0.2%		(1,118)	(0.1%)
Net recoveries	1,007	0.5%		3,515	0.4%
Ancillary and other rental income / Other revenues	572	0.3%		2,882	0.4%
Percentage rents	446	0.2%		1,270	0.1%
		5.1%			3.4%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$203,751	$193,956		$803,357	$776,677
Adjustments:
Non-same property NOI	4,085	13,383		27,193	91,757
Lease termination fees	608	1,309		3,314	3,672
Straight-line rental income, net	5,376	3,456		23,427	15,352
Accretion of above- and below-market leases and tenant inducements, net	3,839	5,063		15,230	23,313
Straight-line ground rent expense	(33)	(31)		(127)	(131)
Depreciation and amortization	(82,606)	(85,345)		(332,431)	(352,245)
Impairment of real estate assets	(6,934)	(9,094)		(24,402)	(53,295)
General and administrative	(27,141)	(28,641)		(102,309)	(93,596)
Total other expense	(38,886)	(16,502)		(138,479)	(45,220)
Net income	$62,059	$77,554		$274,773	$366,284

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, Revenues is presented net of Revenues deemed uncollectible for the three and twelve months ended December 31,
2019.
(2) NOI margin includes the impact of Revenues deemed uncollectible / Provision for doubtful accounts within Revenues for all periods presented.

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